Exhibit 10.4

CHARLES & COLVARD, LTD.

2008 STOCK INCENTIVE PLAN

Employee Nonqualified Stock Option Agreement

For Grants Pursuant to Long-Term Incentive Program

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), effective as of                               . 20     (the “Grant Date”), between CHARLES & COLVARD, LTD., a North Carolina corporation (the “Corporation”), and                                                                     , an Employee of the Corporation or an Affiliate (the “Participant”);

RECITALS:

In furtherance of the purposes of the Charles & Colvard, Ltd. 2008 Stock Incentive Plan, as it may be hereafter amended and/or restated (the “Plan”), the Charles & Colvard, Ltd. Long-Term Incentive Program adopted April 17, 2014 (the “LTIP”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1.          Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2.          Grant of Option; Term of Option. The Corporation hereby grants to the Participant pursuant to the Plan and the LTIP, as a matter of separate inducement and agreement in connection with his or her employment or service to the Corporation, and not in lieu of any salary or other compensation for his or her services, the right and Option (the “Option”) to purchase all or any part of such aggregate number of shares (the “Shares”) of common stock of the Corporation (the “Common Stock”) at a purchase price (the “Option Price”) as specified on Schedule A, and subject to such other terms and conditions as may be stated herein or in the Plan or on Schedule A. The Participant expressly acknowledges that the terms of Schedule A shall be incorporated herein by reference and shall constitute part of this Agreement. The Corporation and the Participant further acknowledge and agree that the signatures of the Corporation and the Participant on the Grant Notice contained in Schedule A shall constitute their acceptance of all of the terms of this Agreement and their agreement to be bound by the terms of this Agreement. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in the Plan or this Agreement, this Option will expire if not exercised in full by the Expiration Date specified on Schedule A.

3.           Exercise of Option. Subject to the terms of the Plan and this Agreement, the Option shall vest and become exercisable on the date or dates, and subject to such conditions, as are set forth on Schedule A. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. The minimum number of Shares that may be purchased under the Option at one time shall be ten (10). The total number of shares that may be acquired upon exercise of the Option shall be rounded down to the nearest whole share. The Participant expressly acknowledges that the Option shall vest and be exercisable only upon such terms and conditions as are provided in this Agreement (including the terms set forth in Schedule A), the LTIP and the Plan. Upon the exercise of the Option in whole or in part and payment of the Option Price in accordance with the provisions of the Plan and this Agreement, the Corporation shall, as soon thereafter as practicable, deliver to the Participant a certificate or certificates (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Laws) for the Shares purchased. Payment of the Option Price may be made in the form of cash or cash equivalent; provided that, except where prohibited by the Administrator and/or Applicable Laws (and subject to any terms and conditions that may be established by the Administrator), payment may also be made as follows: (i) by delivery (by either actual delivery or attestation) of shares of Common Stock previously owned by the Participant; (ii) by shares of Common Stock withheld upon exercise but only if and to the extent that payment by such method does not result in variable accounting or other accounting consequences deemed unacceptable to the Corporation; (iii) by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (iv) by such other payment methods as may be approved by the Administrator and which are acceptable under Applicable Laws; or (v) by any combination of the foregoing methods. Shares tendered or withheld in payment on the exercise of the Option shall be valued at their Fair Market Value on the date of exercise, as determined in accordance with the provisions of the Plan.

4.           No Right of Employment or Service. None of the Plan, the LTIP, this Agreement, the grant of the Option, or any other action or documentation related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or interfere with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan or this Agreement, all rights of the Participant with respect to the Option shall terminate upon termination of the Participant’s employment or service.

5.           Termination of Employment. The Option shall not be exercised unless the Participant is, at the time of exercise, an Employee or in service as described in the Plan and has been an Employee or in service to the Corporation continuously since the date the Option was granted, subject to the following:

(a)          The employment or service relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed three months, or, if longer, as long as the Participant’s right to reemployment or service is guaranteed either by statute or by contract. The employment or service relationship of the Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall determine whether the Participant is disabled under the Plan and, if applicable, the Participant’s Termination Date.

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(b)          If the employment or service of the Participant is terminated because of Disability or death, the Option may be exercised only to the extent vested and exercisable on the Participant’s Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the one-year period following the Termination Date; or (ii) the close of the Option Period. In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(c)          If the employment or service of the Participant is terminated for Cause, the Option shall lapse and no longer be exercisable as of his or her Termination Date, as determined by the Administrator. For purposes of the Agreement, “Cause” shall mean the Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting or other agreement, if any, with the Corporation or an Affiliate or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not define a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s: (A) personal dishonesty, (B) gross incompetence, (C) willful misconduct, (D) breach of a fiduciary duty involving personal profit, (E) intentional failure to perform stated duties, (F) willful violation of any law, rule, regulation (other than minor traffic violations or similar offenses), written Corporation policy or final cease-and-desist order, (G) conviction of a felony or a misdemeanor involving moral turpitude, (H) unethical business practices in connection with the Corporation’s business, (I) misappropriation of the Corporation’s assets, or (J) engaging in any conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and the Administrator’s determination shall be conclusive, final, and binding in all respects. Without in any way limiting the effect of the foregoing, for purposes of the Plan and this Agreement, the Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Administrator, the Participant’s termination for Cause.

(d)          If the employment or service of the Participant is terminated for any reason other than Disability, death or for Cause (which are addressed in (b) and (c) above), to the extent the Option is not then vested and exercisable, the Option will lapse. To the extent the Option is vested and exercisable, the Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (i) the close of the period of three months next succeeding the Termination Date; or (ii) the close of the Option Period. If the Participant dies following such termination of employment or service and prior to the earlier of the dates specified in (i) or (ii) of this subparagraph (d), the Participant shall be treated as having died while employed under subparagraph (b) above (treating for this purpose the Participant’s date of termination of employment or service as the Termination Date). In the event of the Participant’s death, the Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

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(e)          Notwithstanding the above provisions of Section 5, unless the Administrator determines otherwise, if the Participant terminates employment with the Corporation (for any reason other than death or for Cause) but enters into a written agreement to provide continuing services without interruption to the Corporation or an Affiliate as an Independent Contractor, he shall continue to be treated as an Employee of or in service to the Corporation and his Termination Date shall not be treated as occurring until the later of the date he is no longer an Employee of the Corporation or an Affiliate or the date he is no longer in service as an Independent Contractor (as determined by the Administrator in its discretion).

6.           Effect of Change of Control.

(a)          In the event of a Change of Control (as defined in the Plan), the Option, if outstanding as of the date of such Change of Control, shall become fully exercisable, whether or not then otherwise exercisable. In such event, the Administrator may: (i) determine that the Option must be exercised, if at all, within a fixed time period (as determined by the Administrator) following or prior to such Change of Control, and/or (ii) determine that the Option shall terminate after such time period, and/or (iii) make other similar determinations regarding the Participant’s rights with respect to the Option.

(b)          Notwithstanding the foregoing, in the event that a Change of Control event occurs, the Administrator may, in its sole and absolute discretion, determine that the Option shall not vest or become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as Awards granted under the Plan), as the Administrator determines to be equitable or appropriate to protect the rights and interests of Participants under the Plan. For the purposes herein, if the Committee is acting as the Administrator authorized to make the determinations provided for in this Section 6(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the Change of Control event.

(c)          The Administrator shall have full and final authority, in its discretion, to determine whether a Change of Control of the Corporation has occurred, the date of the occurrence of such Change of Control and any incidental matters relating thereto.

7.           Nontransferability of Option. The Option shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws or intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. The Option shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative or a permitted transferee as provided in this Section 7. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

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8.           Superseding Agreement. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option, any other equity-based awards or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any confidentiality agreement, non-solicitation agreement, non-competition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements.

9.           Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

10.         Amendment and Termination; Waiver. Subject to the terms of the Plan, the LTIP, and this Section 10, this Agreement may be amended, altered, suspended and/or terminated only by the written agreement of the parties hereto. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A and federal securities laws). The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11.         No Rights as Shareholder. The Participant and the Participant’s legal representatives, legatees or distributees shall not be deemed to be the holder of any Shares subject to the Option and shall not have any rights of a shareholder unless and until certificates for such Shares have been issued and delivered to him or her or them (or, in the case of uncertificated shares, other written notice of ownership in accordance with Applicable Laws shall have been provided).

12.         Withholding; Tax Matters.

(a)          The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Option, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of Shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

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(b)          The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Option and/or the acquisition or disposition of the Shares subject to the Option and that the Participant has been advised that he or she should consult with his or her own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

13.         Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of this Agreement by the Administrator and any decision made by the Administrator with respect to this Agreement shall be conclusive, final, and binding in all respects.

14.         Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated on Schedule A (or such other address as may be designated by the Participant in a manner acceptable to the Administrator), or, if to the Corporation, at the Corporation’s principal office, attention Chief Financial Officer.

15.         Severability. If any provision of the Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

16.         Restrictions on Option and Shares. The Corporation may impose such restrictions on the Option, the Shares and/or any other benefits underlying the Option as it may deem advisable, including, without limitation, restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to securities. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with all Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation will be under no obligation to register shares of Common Stock or other securities with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state or foreign securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend or legends to be placed on any certificate for Shares issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel. Further, the Administrator may suspend the right to exercise the Option or dispose of shares of Common Stock at any time when the Administrator determines that allowing issuance of Common Stock (or distribution of other benefits) would violate any federal or state securities laws, and the Administrator may provide in its discretion that any time periods to exercise the Option are tolled during a period of suspension.

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17.         Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

18.         Effect of Changes in Duties or Status. Notwithstanding the other provisions of the Plan or this Agreement, the Administrator has discretion to determine, at the time of grant of the Option or at any time thereafter, the effect, if any, on the Option (including but not limited to the vesting and/or exercisability of the Option) if the Participant’s duties and/or responsibilities change or the Participant’s status as an Employee changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment occur. In addition, unless otherwise determined by the Administrator, in the Administrator’s discretion, for purposes of the Plan, a Participant shall be considered to have terminated employment and to have ceased to be an Employee if his employer was an Affiliate at the time of grant and such employer or other party ceases to be an Affiliate, even if he continues to be employed by such employer or party.

19.         Rules of Construction. Headings are given to the Sections of this Agreement solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law unless the Administrator determines otherwise.

20.         Successors and Assigns. The Agreement shall be binding upon the Corporation and its successors and assigns, and the Participant, and his or her executors, administrators and permitted transferees and beneficiaries.

21.         Right of Offset. Notwithstanding any other provision of the Plan or this Agreement (and taking into account any Code Section 409A considerations), the Corporation may at any time reduce the amount of any distribution or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to the Corporation or an Affiliate that is or becomes due and payable (including, but in no way limited to, any obligation that may arise under Section 304 of the Sarbanes-Oxley Act of 2002).

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22.         Forfeiture of Shares and/or Gain from Shares.

(a)          Notwithstanding any other provision of this Agreement, if, at any time during the Participant’s employment with the Corporation or an Affiliate or during the 12-month period following termination of employment for any reason (regardless of whether such termination was by the Corporation or the Participant, and whether voluntary or involuntary), the Participant engages in a Prohibited Activity (as defined herein), then: (i) the Option shall immediately be terminated and forfeited in its entirety; (ii) any Shares shall immediately be forfeited and returned to the Corporation (without the payment by the Corporation of any consideration for such Shares), and the Participant shall cease to have any rights related thereto and shall cease to be recognized as the legal owner of such Shares; and (iii) any Gain (as defined herein) realized by the Participant with respect to any Shares shall immediately be paid by the Participant to the Corporation.

(b)          For purposes of this Agreement, a “Prohibited Activity” shall mean: (i) the Participant’s solicitation or assisting any other person in so soliciting, directly or indirectly, of any customers, suppliers, vendors or other service providers to or of the Corporation or any Affiliate within the United States that the Participant learned confidential information about or had contact with through his employment or service with the Corporation or an Affiliate for the purpose of inducing that customer, supplier, vendor or other service provider to terminate or alter his or its relationship with the Corporation or an Affiliate; (ii) the Participant’s inducement, directly or indirectly, of any employees or service providers to terminate their employment with or service to the Corporation or an Affiliate for the purpose of performing services for, assisting, advising or otherwise supporting any business which is competitive with the business of the Corporation or an Affiliate; (iii) the Participant’s violation of any noncompetition, nonsolicitation or confidentiality restrictions or other restrictive covenants applicable to the Participant; (iv) the Participant’s violation of any of the Corporation’s policies, including, without limitation, the Corporation’s insider trading policies; (v) the Participant’s violation of any material (as determined by the Administrator) federal, state or other law, rule or regulation; (vi) the Participant’s disclosure or other misuse of any confidential information or material concerning the Corporation or an Affiliate (except as otherwise required by law or as agreed to by the parties herein); (vii) the Participant’s dishonesty in a manner that negatively impacts the Corporation in any way; (viii) the Participant’s refusal to perform his duties for the Corporation or an Affiliate; (ix) the Participant’s engaging in fraudulent conduct; or (x) the Participant’s engaging in any conduct that is or could be materially damaging to the Corporation or its Affiliates without a reasonable good faith belief that such conduct was in the best interest of the Corporation or any of its Affiliates. The Administrator shall have sole and absolute discretion to determine if a Prohibited Activity has occurred.

(c)          For purposes of this Agreement, “Gain” shall mean, unless the Administrator determines otherwise, an amount equal to (i) the greater of (A) the Fair Market Value per Share of the Shares (or portion thereof) at the time of exercise or (B) the disposition price per Share of any Shares sold or disposed at the time of disposition, multiplied by (ii) the number of Shares sold or disposed of, minus (iii) the Option Price paid for the Shares (or portion thereof).

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(d)          Notwithstanding the provisions of Section 22(a) herein, the waiver by the Corporation in any one or more instances of any rights afforded to the Corporation pursuant to the terms of Section 22(a) herein shall not be deemed to constitute a further or continuing waiver of any rights the Corporation may have pursuant to the terms of this Agreement or the Plan (including, but not limited, to the rights afforded the Corporation in Section 21 herein).

(e)          The Corporation and the Participant hereby expressly agree that, notwithstanding the other provisions of this Section 22, if the Participant has entered into an employment agreement, consulting agreement or other agreement containing noncompetition, nonsolicitation, confidentiality or similar covenants, then the provisions contained in such agreement(s) with respect to the scope (e.g., duration, territory, or prohibited activity) of such restrictive covenants shall control (and thus prevail over Section 22(b)(i), Section 22(b)(ii) and Section 22(b)(iii) herein), unless the Administrator should determine otherwise. In any event, the Corporation shall retain the forfeiture and recoupment rights provided in Section 22(a) in the event of a violation of such restrictive covenants unless, and then only to the extent prohibited by, or restricted under, Applicable Laws.

(f)          By accepting this Agreement, and without limiting the effect of Section 21 herein, the Participant consents to a deduction (to the extent permitted by Applicable Law) from any amounts the Corporation or an Affiliate may owe the Participant from time to time (including amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Corporation or an Affiliate), to the extent of the amounts the Participant owes the Corporation pursuant to this Agreement, including but not limited to this Section 22. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount owed by the Participant pursuant to this Agreement, the Participant agrees to immediately pay the unpaid balance to the Corporation. Further, by executing and returning this Agreement to the Corporation, the Participant acknowledges and agrees that: (i) Participant has read the Plan and this Agreement in its entirety; (ii) Participant has had the opportunity to consult with legal counsel prior to execution of this Agreement; (iii) this Agreement is valid and binding upon, and enforceable against, the Participant in accordance with its terms, including, but not limited to, the restrictions contained in this Section 22; and (iv) the consideration for this Agreement is valuable and sufficient consideration.

[Signatures of the Corporation and the Participant follow on Schedule A / Grant Notice.]

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Exhibit 10.4

CHARLES & COLVARD, LTD.

2008 STOCK INCENTIVE PLAN

Employee Nonqualified Stock Option Agreement

For Grants Pursuant to Long-Term Incentive Program

Schedule A / Grant Notice

1. Pursuant to the terms and conditions of the Corporation’s 2008 Stock Incentive Plan (the “Plan”) and the Corporation’s Long-Term Incentive Program adopted April ___, 2014 (the “LTIP”), you (the “Participant”) have been granted an option (the “Option”) to purchase              shares (the “Shares”) of our Common Stock as outlined below.

Name of Participant:
Address:

Grant Date:	_ , 20
Number of Shares Subject to Option:
Option Price:	$
Type of Option:	Nonqualified Stock Option
Expiration Date (Last day of Option Period):	, 20

Performance and Service Conditions / Vesting Schedule:

Vesting in any portion of the Option is contingent upon the Corporation’s achievement of one hundred percent (100%) of the EBITDA Target (specified below) for the Corporation’s fiscal year in which the Option is granted.

If 100% of the EBITDA Target is not achieved, the entire Option shall be immediately forfeited and the Participant shall have no further rights or interest in the Option.

If 100% of the EBITDA Target is achieved, the Opition shall vest in accordance with the following service-based vesting schedule provided Participant remains in continuous employment with the Corporation or Affiliate through each vesting date:

•	1/3 of the Option (rounded down to the nearest whole share, as applicable) shall vest on the first anniversary of the Grant Date;
•	1/3 of the Option (rounded down to the nearest whole share, as applicable) shall vest on the second anniversary of the Grant Date; and
•	The remaining portion of the Option shall vest in full on the third anniversary of the Grant Date.

EBITDA Target:_________________________

Schedule A-1

2. By my signature below, I, the Participant, hereby acknowledge receipt of this Grant Notice and the Option Agreement (the “Agreement”) dated                           , 20     , between the Participant and Charles & Colvard, Ltd. (the “Corporation”) which is attached to this Grant Notice. I understand that the Grant Notice and other provisions of Schedule A herein are incorporated by reference into the Agreement and constitute a part of the Agreement. By my signature below, I further agree to be bound by the terms of the Plan and the Agreement, including but not limited to the terms of this Grant Notice and the other provisions of Schedule A contained herein. The Corporation reserves the right to treat the Option and the Agreement as cancelled, void and of no effect if the Participant fails to return a signed copy of the Grant Notice within 30 days of grant date stated above.

Signature:	(SEAL)	Date:
Participant

Agreed to by:

CHARLES & COLVARD, LTD.

By:

Title:

Attest:

By:

Title:

[Corporate Seal]

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form. Please retain a copy of the Agreement, including a signed copy of this Grant Notice, for your files.

Schedule A-2